UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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Wayne Savings Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 28, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Wayne Savings Bancshares, Inc. The annual meeting will be held at the Greenbriar Conference Centre located at 50 Riffel Road, Wooster, Ohio, on Thursday, July 26, 2007 at 10:00 a.m., local time.

At the annual meeting, you will be asked to elect three (3) directors for a three-year term and ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending March 31, 2008.  Each of these matters is more fully described in the accompanying materials.

The board of directors of Wayne Savings has determined that the matters to be considered at the annual meeting are in the best interest of Wayne Savings and our stockholders.  For the reasons set forth in the proxy statement, the board of directors unanimously recommends a vote "FOR" each matter to be considered.

It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the meeting in person.  We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting.  This will not prevent you from voting in person at the annual meeting, but will ensure that your vote is counted if you are unable to attend.

Your continued support of Wayne Savings Bancshares, Inc. is sincerely appreciated.

Sincerely,

/s/ Phillip E. Becker

Phillip E. Becker
President and Chief Executive Officer

Wayne Savings Bancshares, Inc.
151 North Market Street
Wooster, Ohio 44691
(330) 264-5767
____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 26, 2007
____________________

Our 2007 annual meeting of stockholders will be held at the Greenbriar Conference Centre located at 50 Riffel Road, Wooster, Ohio, on Thursday, July 26, 2007 at 10:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1)	To elect three (3) directors for a three-year term, and until their successors are elected and qualified;

(2)	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008; and

(3)	To transact such other business as may properly come before the meeting or at any adjournment thereof. We are not aware of any other such business.

Our stockholders of record as of the close of business on June 13, 2007, the voting record date, are entitled to notice of and to vote at the annual meeting and at any adjournment of the annual meeting.

By Order of the Board of Directors

/s/ H. Stewart Fitz Gibbon III

H. Stewart Fitz Gibbon III
CorporateSecretary

Wooster, Ohio
June 28, 2007

You are cordially invited to attend the annual meeting.  It is important that your shares be represented regardless of the number you own.  Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy card promptly in the envelope provided.  If you attend the meeting, you may vote either in person or by proxy.  Any proxy given may be revoked by you in writing or in person at any time prior to the exercise of the proxy.

PROXY STATEMENT
of
WAYNE SAVINGS BANCSHARES, INC.

ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished to holders of common stock of Wayne Savings Bancshares, Inc., the parent holding company of Wayne Savings Community Bank.  We are soliciting proxies on behalf of our board of directors to be used at the Annual Meeting of Stockholders to be held at the Greenbriar Conference Centre located at 50 Riffel Road, Wooster, Ohio, on Thursday, July 26, 2007 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.  This proxy statement is first being mailed to stockholders on or about June 28, 2007. In this proxy statement, "Wayne Savings", the "Corporation", "we", "us", and "our" refer to Wayne Savings Bancshares, Inc.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and ratification of our independent registered public accounting firm. In addition, management will report on the performance of Wayne Savings and respond to questions from stockholders.

Who is entitled to vote?

Only our stockholders of record as of the close of business on the record date for the meeting, June 13, 2007, are entitled to vote at the meeting. On the record date, we had 3,194,109 shares of common stock issued and outstanding and no other class of equity securities outstanding.  For each issued and outstanding share of common stock you own on the record date, you will be entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.

In accordance with the provisions of our Certificate of Incorporation, record holders who beneficially own in excess of 10% of the outstanding shares of our common stock are not entitled to vote with respect to the shares held in excess of the 10% limit. Our Certificate of Incorporation authorizes the board of directors (a) to make all determinations necessary to implement and apply the 10% limit, including determining whether persons or entities are acting in concert, and (b) to demand that any person who is reasonably believed to beneficially own stock in excess of the 10% limit supply information to us to enable the board of directors to implement and apply the 10% limit.

How do I submit my proxy?

After you have carefully read this proxy statement, indicate on your proxy form how you want your shares to be voted.  Then sign, date and mail your proxy form in the enclosed prepaid return envelope as soon as possible.  This will enable your shares to be represented and voted at the annual meeting.

If my shares are held in "street name" by my broker, could my broker automatically vote my shares for me?

Yes.  Your broker may vote in his or her discretion on the election of directors and ratification of the independent registered public accounting firm if you do not furnish instructions.

Can I attend the meeting and vote my shares in person?

Yes.  All stockholders are invited to attend the annual meeting.  Stockholders of record can vote in person at the annual meeting.  If your shares are held in street name, then you are not the stockholder of record and you must ask your broker or other nominee how you can vote at the annual meeting.

Can I change my vote after I return my proxy card?

Yes.  If you have not voted through your broker or other nominee, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.

•	First, you may send a written notice to our Corporate Secretary, Wayne Savings Bancshares, Inc., 151 North Market Street, Wooster, Ohio 44691, stating that you would like to revoke your proxy.

•	Second, you may complete and submit a new proxy form. Any earlier proxies will be revoked automatically.

•	Third, you may attend the annual meeting and vote in person. Any earlier proxy will be revoked. However, attending the annual meeting without voting in person will not revoke your proxy.

If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum.  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

What are the Board of Directors' recommendations?

The recommendations of the board of directors are set forth under the description of each proposal in this proxy statement.  In summary, the board of directors recommends that you vote FOR the nominees for director described herein and FOR ratification of the appointment of Grant Thornton LLP for the fiscal year ending March 31, 2008.

The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions contained in the proxy.  If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the board of directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.  Proxies solicited hereby may be exercised only at the annual meeting and any adjournment of the annual meeting and will not be used for any other meeting.

What vote is required to approve each item?

The election of directors will be determined by a plurality of the votes cast at the annual meeting.  The three nominees for director receiving the most "for" votes will be elected.  The approval of the proposal to ratify the appointment of our independent registered public accounting firm and any other proposal will require the affirmative vote of a majority of the votes cast on the proposal.

Under the Delaware General Corporation Law, an abstention or broker non-vote is not counted as a vote cast and, accordingly, will have no effect on the vote to approve our nominees for director or the proposal to ratify the appointment of our independent registered public accounting firm.

PROPOSAL I - ELECTION OF DIRECTORS AND INFORMATION WITH RESPECT TO CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

Our Certificate of Incorporation and Bylaws provide that the board of directors shall be divided into three classes as nearly equal in number as possible.  The directors are elected by our stockholders for staggered terms and until their successors are elected and qualified.

At this annual meeting, you will be asked to elect one class of directors, consisting of three directors, for a three-year term expiring in 2010 and until their respective successors are elected and qualified.  Our nominating and corporate governance committee has recommended the re-election of Messrs. Harpster, Gardner and Krum as directors.  No nominee for director is related to any other director or executive officer by blood, marriage or adoption.  Stockholders are not permitted to use cumulative voting for the election of directors.

Unless otherwise directed, each proxy executed and returned will be voted for the election of the nominees for director listed below.  If any person named as a nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by our board of directors.  At this time, the board of directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

The following tables present information concerning the nominees for director and each director whose term continues.  No continuing directors are related to any other director or executive officer by blood, marriage or adoption. Ages are reflected as of June 13, 2007.  Where applicable, service as a director includes service as a director of Wayne Savings Community Bank.

Nominees for Director for a Three-Year Term Expiring in 2010

Name	Age	Positions Held with Wayne Savings	Director Since
Russell L. Harpster	72	Chairman of the Board	1979
Terry A. Gardner	60	Director	1994
Frederick J. Krum	56	Director	2004

The Board of Directors recommends that you vote FOR election of the nominees for director.

Members of the Board of Directors Continuing in Office

Directors Whose Term Expires in 2008

Name	Age	Positions Held with Wayne Savings	Director Since
Phillip E. Becker	62	President and Chief Executive Officer	2005
Daniel R. Buehler	52	Director	2005

Directors Whose Term Expires in 2009

Name	Age	Positions Held with Wayne Savings	Director Since
James C. Morgan	69	Director	1995
Kenneth R. Lehman	48	Director	2003

The principal occupation during the past five years of each director of Wayne Savings is set forth below.

Phillip E. Becker.  Mr. Becker has served as President and Chief Executive Officer of Wayne Savings Bancshares and Wayne Savings Community Bank since November 2005.  Previously, Mr. Becker served as Executive Vice President and Chief Lending Officer of Wayne Savings Community Bank between January 2005 and November 2005.  Mr. Becker was Vice President of Wayne County National Bank, Wooster, Ohio, from August 1999 to December 2004.

Russell L. Harpster.  Mr. Harpster is an attorney and of counsel to the law firm of Harpster, Vanosdall & Findley, LLP in Ashland, Ohio and has been employed in such capacity since January 2005 (formerly named Henderson, Harpster & Vanosdall, LLP).  Mr. Harpster has served as Chairman of the Board since November 2005.

Daniel R. Buehler.  Mr. Buehler has served as President of Buehler Food Markets, Inc., Wooster, Ohio since 1990 and has been employed by Buehler Food Markets for 34 years.

Terry A. Gardner.  Mr. Gardner is Executive Vice President and part owner of Greenbriar Conference Centre, Wooster, Ohio and has been employed in such capacity since January 2001.  Previously, Mr. Gardner was President and general partner of Terra Management and Terra Developers in Wooster, Ohio, firms involved in the management and construction of multi-family housing projects.

Frederick J. Krum.  Mr. Krum has served as Director of the Akron-Canton Airport since 1981. Mr. Krum served on the Board of Directors of Village Savings Bank, a wholly-owned subsidiary of Wayne Savings Community Bank, from June 1998 until the merger of Village Savings into Wayne Savings Community Bank in September 2003.

Kenneth R. Lehman.  Mr. Lehman is a private investor and a former corporate and securities attorney.  Mr. Lehman was a founding partner of the Washington, D.C. law firm of Luse Lehman Gorman Pomerenk & Schick (since renamed Luse Gorman Pomerenk & Schick).  Mr. Lehman retired from the law firm in April 2002.

James C. Morgan.  Mr. Morgan is a partner in Franklin Gas & Oil Co., Inc. and a partner in Franklin Gas & Oil Co. LLC, Wooster, Ohio and has been employed in such capacity since 2001.  Mr. Morgan was a partner in Erie Land & Mineral Co. LLC from 2001 to January 2006.

Executive Officers Who Are Not Directors

Set forth below is the information with respect to the principal occupations during the last five years for the two executive officers of Wayne Savings who do not also serve as directors.  Ages are reflected as of June 13, 2007.

Bryan K. Fehr, who is 49 years of age, has served as Executive Vice President and Chief Operating Officer of Wayne Savings and Wayne Savings Community Bank since February 2006.  Previously, Mr. Fehr served as Senior Vice President, Audit and Compliance Officer of Wayne Savings Community Bank since October 2001.

H. Stewart Fitz Gibbon III, who is 50 years of age, has served as Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of Wayne Savings and Wayne Savings Community Bank since September 2005.  Previously, Mr. Fitz Gibbon served as the Vice President of Finance for Advantage Bank, Cambridge, Ohio from June 2005 to September 2005 and Vice President and Chief Financial Officer of Ohio Central Savings, a savings association located in Dublin, Ohio from June 2003 to June 2005.  Prior thereto, Mr. Fitz Gibbon was the Asset/Liability Manager for Third Federal Savings and Loan Association, a savings association located in Cleveland, Ohio, between November 1999 and June 2003.

Committees and Meetings of the Board of Directors

During the fiscal year ended March 31, 2007, the board of directors of Wayne Savings met 12 times.  No director of Wayne Savings attended fewer than 75% of the total number of board of directors meetings and all committees of the board on which such director served during the periods that he served. Our board of directors has determined that a majority of our members are independent directors as defined in the Nasdaq Stock Market listing standards.  The current independent members are Messrs. Buehler, Gardner, Harpster, Krum, Lehman and Morgan.

Membership on Certain Board Committees.  The board of directors of Wayne Savings has established an audit committee, executive committee, nominating and corporate governance committee and compensation committee.  The following table sets forth the membership of such committees as of the date of this proxy statement.

Directors	Audit	Executive	Nominating and Corporate Governance	Compensation
Phillip E. Becker		*
Daniel R. Buehler	*		*	*
Terry A. Gardner	*			*
Russell L. Harpster		**		**
Frederick J. Krum	*	*		*
Kenneth R. Lehman	**		*	*
James C. Morgan	*		**	*
______________________
*	Member.
**	Chair.

Audit Committee. The audit committee engages Wayne Savings' external auditor and reviews with management, the internal auditor and the external auditors Wayne Savings' systems of internal control.  In addition, the audit committee reviews with the external auditors and management the annual audited consolidated financial statements (including the Form 10-K), the quarterly Form 10-Q and monitors Wayne Savings' adherence to accounting principles generally accepted in the United States of America for financial reporting.  The audit committee is comprised of five directors, all of whom are independent directors as defined in the Nasdaq Stock Market's listing standards.  Mr. Lehman has been designated as our Audit Committee Financial Expert.  The audit committee of Wayne Savings met five times in fiscal 2007.  The audit committee of Wayne Savings has adopted a charter, a copy of which can be viewed on our website at www.waynesavings.com.

Executive Committee.  The executive committee is empowered to act in place of the full board, with certain exceptions, between meetings of the full board.  The executive committee performs general control and supervision functions subject to the discretion of the full board of directors. The executive committee meets as needed and did not meet during fiscal 2007.

Nominating and Corporate Governance Committee.  Wayne Savings established a nominating and corporate governance committee in fiscal 2004 to, among other things, review the composition of the board, evaluate and make recommendations to the board of directors for the election of directors and recommend to the board and monitor compliance with the corporate governance guidelines established by the board.  The nominating and corporate governance committee met once in fiscal 2007 to consider director nominations and recommend nominees to the full board of directors for three-year terms expiring in 2010.  The nominating and corporate governance committee members are independent directors, as defined in the Nasdaq Stock Market listing standards, who rotate annually so that no director will be in a position to recommend himself for nomination to the board of directors.  The committee's charter can be viewed on our website at www.waynesavings.com.

Compensation Committee. The compensation committee meets on a periodic basis to review senior executive compensation including salaries, bonuses, perquisites, severance and retirement compensation.  In addition, the compensation committee assists the board of directors in carrying out its responsibilities with respect to overseeing the Corporation’s compensation policies and practices.  The compensation committee met two times in fiscal 2007.  All of the current members of the committee are independent within the meaning of the listing standards of the Nasdaq Stock Market.

The compensation committee's charter sets forth the responsibilities of the compensation committee and reflects such committee’s commitment to create a compensation structure that incentivizes senior management and aligns the interests of senior management with those of our stockholders.  The compensation committee and the board periodically review and revise the compensation committee charter, as appropriate. The full text of the compensation committee charter is available on our website at www.waynesavings.com. The compensation committee's membership is determined by the board.

The compensation committee has exercised exclusive authority over the compensation paid to the Corporation’s President and Chief Executive Officer and reviews and approves salary increases and bonuses for all of the Corporation’s officers as prepared and submitted to the compensation committee by the President and Chief Executive Officer. The types of compensation we offer our executives remain within the traditional categories: salary, short and long-term incentive compensation (cash bonus and stock-based awards), standard executive benefits, and retirement and severance benefits.

Although the compensation committee does not delegate any of its authority for determining executive compensation, the compensation committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the compensation committee.

Compensation Committee Interlocks and Insider Participation

Determinations regarding compensation of our executive officers are reviewed by Wayne Savings' compensation committee.  Messrs. Buehler, Gardner, Krum, Lehman, Morgan and Harpster, who is the committee's chairman, serve as members of the compensation committee.

No person who served as a member of the compensation committee during fiscal 2007 was a current or former officer or employee of Wayne Savings or Wayne Savings Community Bank or engaged in certain transactions with Wayne Savings or Wayne Savings Community Bank required to be disclosed by regulations of the SEC.  Additionally, there were no compensation committee "interlocks" during fiscal 2007, which generally means that no executive officer of Wayne Savings served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the compensation committee.

Directors Attendance at Annual Meetings

Directors are expected to attend the annual meeting absent a valid reason for not doing so.  We expect that a board meeting will typically be scheduled in conjunction with our annual meetings of stockholders, as is the case for this annual meeting.  In 2006, all of our directors attended the annual meeting of stockholders.

DirectorNominations

In June 2004, the nominating and corporate governance committee adopted a written charter.  The charter sets forth certain criteria the committee may consider when recommending individuals for nomination including: ensuring that the board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a "financial expert," as that term is defined by the rules of the SEC), local or community ties, minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially.  The committee also may consider the extent to which the candidate would fill a present need on the board of directors.  The nominating and corporate governance committee will also consider candidates for director suggested by other directors, as well as our management and stockholders.  Any stockholder wishing to make a nomination must follow our procedures for stockholder nominations, which are described under "Stockholder Proposals, Nominations and Communications with the Board of Directors."

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives.  Our compensation committee has the responsibility for establishing and reviewing the Corporation’s compensation philosophy and objectives.  In this role, the compensation committee has sought to design a compensation structure that attracts and retains qualified and experienced officers and, at the same time, is reasonable and competitive.  Ultimately, the goal of the compensation committee is to provide our executive officers with appropriate annual and long-term compensation, primarily equity and to a lesser extent non-equity based, to incentivize these officers and align their interests with those of our stockholders.  The compensation committee has not established a formula for allocating between cash and non-cash compensation because of the limited amount of non-cash compensation.  We refer to our President and Chief Executive Officer, our Chief Financial Officer and our other most highly compensated executive officer during fiscal 2007 as our named executive officers.

Role of Executive Officers and Management.  The President and Chief Executive Officer provides recommendations to the compensation committee on matters of compensation philosophy, plan design and the general guidelines for executive officer compensation.  These recommendations are then considered by the compensation committee.  The President and Chief Executive Officer generally attends compensation committee meetings but is not present for the executive sessions or for any discussion of his own compensation.

Elements of Executive Compensation.  When setting the compensation of our executive officers, the compensation committee analyzes market data provided by nationally recognized firms or services as well as peer group data with respect to each of our components of compensation.  The current compensation we provide to our executive officers primarily consists of the following:

•	annual base salary,

•	annual cash bonuses which are based on the achievement of annual performance objectives,

•	retirement benefits, and

•	perquisites and other personal benefits.

Base Salary.  The Corporation provides the named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges are designed so that a given position is compensated commensurate with the individual’s experience, performance and title within the organization.  The compensation committee is assigned the task of reviewing the named executives annually and making a recommendation to the board.  The named executive officers are reviewed each year in March.  Merit increases normally take effect in April of each year for the named executive officers.

While the compensation committee does not use strict numerical formulas to determine changes in compensation for the named executive officers, and while it weighs a variety of different factors in its deliberations, it has emphasized and expects to continue to emphasize Wayne Savings' level of net operating income, net interest margin, non-performing assets and operating expenses, as well as the experience, expertise and management skills of the executive officers and their specific roles in the future success of Wayne Savings. The compensation committee also considers compensation surveys prepared by banking associations and professional firms to determine compensation paid to executives performing similar duties for similarly-sized financial institutions. While each of the quantitative and non-quantitative factors described above was considered by the compensation committee, such factors were not assigned a specific weight in evaluating the performance of the named executive officers. Rather, all factors were considered.

Salary levels are typically considered annually as part of the Corporation’s performance review process as well as upon a promotion or other change in job responsibility.  Salary levels are typically considered annually as part of the Corporation's performance review process as well as upon a promotion or other change in job responsibility.  As discussed in the proxy statement for fiscal 2006, in November

2005, base salaries for Mr. Becker, Mr. Fitz Gibbon and Mr. Fehr were set at $160,000, $125,000 and $108,500, respectively.  These salary levels continued through fiscal 2007 as planned.  On April 26, 2007, the compensation committee approved increases in base salaries of $20,000, $7,500 and $9,500 for Mr. Becker, Mr. Fitz Gibbon and Mr. Fehr, respectively, for fiscal 2008.  The above amounts represent increases of 12.5%, 6%, and 8.8%, respectively.

Incentive Cash Bonuses.  In addition to base salary, the Corporation has maintained a practice of paying incentive cash bonuses tied to performance objectives.  These bonuses are based upon the performance of the Corporation and the named executives as judged by the board of directors.  The criteria include achievement of budgeted net income, achievement of return on equity relative to thrift and bank peer groups, and an amount subject to the discretion of the board of directors.  Specifically, the maximum bonus, expressed as a percentage of salary, is based on five separate criteria, each potentially amounting to 5% of salary.  The criteria for fiscal 2007 were as follows:

•	Net profit as set forth in the annual budget,

•	1% for every 5% of additional net income over the net profit target set forth in the budget,

•	Achieving (2% bonus) or exceeding by 15% (3% bonus) the median return on equity for savings loan institutions located in Ohio,

•	Achieving (2% bonus) or exceeding by 5% (3% bonus) the median return on equity for banks located in Ohio, and

•	Other performance as determined at the discretion of the board of directors.

As a result, each of the named executive officers could have received bonuses for fiscal 2007 amounting to 25% of their respective salaries.  However, since certain criteria were not met, the named executive officers each received a bonus amounting to 12% of their salary.

Long-Term Compensation. The compensation committee believes that, from a motivational standpoint, the use of stock-based compensation has contributed to the Corporation’s financial performance, eliciting maximum effort and dedication from our executive officers. The long-term incentive compensation portion of the Corporation’s compensation program has consisted of grants of stock options and restricted stock awards pursuant to the 2003 Stock Option Plan and the 2003 Recognition Plan. The grants of stock options were designed to provide incentives for long-term positive performance by the executive and other senior officers and to align their financial interests with those of the Corporation’s stockholders by providing the opportunity to participate in any appreciation in the stock price of the Corporation’s common stock which occurred after the date of grant of stock options.  The awards of restricted stock are intended to provide officers, directors and key employees with a proprietary interest in the Corporation and as an incentive to contribute to the success of the Corporation.

The board of directors of Wayne Savings adopted the 2003 Stock Option Plan and 2003 Recognition Plan on May 22, 2003.  The plans were approved by our stockholders at the 2003 annual meeting.  Certain amendments to the plans were approved by our stockholders at the 2004 annual meeting to, among other things, change certain terms regarding vesting and acceleration of awards.  On April 28, 2005, all the options under the 2003 Stock Option Plan became vested and exercisable. As of April 28, 2005, all unearned shares of restricted stock under the 2003 Recognition Plan became vested and earned.  The significant majority of the options and restricted stock were granted or awarded in fiscal 2004.  Due to the hiring of Mr. Becker and Mr. Fitz Gibbon in January and September of 2005, respectively, neither executive currently has stock options or restricted stock.  Mr. Fehr currently has stock options covering 10,000 shares of underlying common stock.

Retirement and Other Benefits. We also provide all of our employees, including our named executive officers, with tax-qualified retirement benefits through the ESOP and an integrated 401(k) plan. The Corporation established the ESOP which previously acquired 163,265 shares of the Corporation’s common stock on behalf of participants.  At March 31, 2007, 108,650 ESOP shares remain unallocated.  The Corporation also has a defined benefit pension plan for all full time employees.  However, in fiscal 2004, Wayne Savings froze this plan.

We also offer various fringe benefits to all of our employees, including our named executive officers, on a non-discriminatory basis, including group policies for medical, dental, life and disability insurance.  In addition, the named executive officers receive the payment of club dues.  The compensation committee believes such benefits are appropriate and assist such officers in fulfilling their employment obligations.

Additional Components of Executive Compensation.  Wayne Savings Community Bank has also entered into employment agreements with Messrs. Becker, Fitz Gibbon and Fehr. The purpose of the employment agreements is to retain for the benefit of the Corporation and Wayne Savings Community Bank the talents of highly skilled officers who are integral to the development and implementation of the Corporation’s business.  Such agreements, as discussed in greater detail under “-Employment Agreements” provide for termination benefits in the event of such executives’ termination or in the event of the occurrence of certain events.  The severance payments of the agreements are intended to align the executive officers’ and the stockholders’ interests by enabling executive officers to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Corporation without undue concern over whether the transactions may jeopardize the executive officers’ own employment or impose financial hardship on him or her. The grounds under which severance payments are triggered in the employment agreements are similar to or the same as those included in many employment agreements for senior executive officers of comparable financial institutions.

For a description of potential payments under the agreements in the event of a termination of each of the named executive officer’s employment, see “-Potential Payments Upon Termination of Employment or a Change in Control.”

Stock Ownership Guidelines. The Corporation has not established any formal policies or guidelines addressing expected levels of stock ownership by the named executive officers or for other executive officers.

Tax Deductibility of Pay. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1.0 million on the amount of compensation that the Corporation may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1.0 million limitation for performance-based compensation meeting certain requirements. Stock options are performance-based compensation meeting those requirements and, as such, are fully deductible. Service-based only restricted stock awards are not considered performance-based compensation under Section 162(m) of the Code.

To date, Section 162(m) has not affected the ability of the Corporation to deduct the expense of the executive compensation paid. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy requiring all compensation to be deductible.

Summary Compensation Table

The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Corporation or its subsidiaries for services rendered in all capacities during the last fiscal year to our named executive officers.

Name and Principal Position	Fiscal Year	Salary(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Phillip E. Becker President and Chief Executive Officer	2007	$160,000	$19,200	$ --	$23,365	$202,565

H. Stewart Fitz Gibbon III Executive Vice President and Chief Financial Officer	2007	$125,000	$15,000	$ --	$ 16,781	$156,781

Bryan K. Fehr Executive Vice President and Chief Operations Officer	2007	$108,500	$13,020	$3,341	$28,695	$153,556
_______________________
(1)
We periodically review, and may increase, base salaries in accordance with the terms of employment agreements or Wayne Savings' normal annual compensation review for each of our named executive officers.  Annual base salaries as of the date of this proxy statement are as follows:  Mr. Becker: $180,000, Mr. Fitz Gibbon: $132,500 and Mr. Fehr: $118,000.

(2)	Reflects bonuses earned under Wayne Savings Community Bank’s incentive bonus program. For fiscal 2007, the bonuses were paid in April and June 2007.

(3)
Reflects, with respect to Mr. Fehr, the increase in the actuarial present value of Mr. Fehr’s accumulated benefits under the Corporation’s defined benefit pension plan at the relevant measurement date used for financial reporting purposes for fiscal 2007 compared to fiscal 2006.  Neither Mr. Becker nor Mr. Fitz Gibbon is eligible for participation in the defined benefit plan since the plan was frozen prior to their employment by the Corporation.  None of the named executive officer’s received any above market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified.

(4)
Includes employer matching contributions allocated to the accounts of Messrs. Becker, Fitz Gibbon and Fehr, respectively, under the Corporation's 401(k) plan.  Also includes the fair market value at March 31, 2007 of the shares of common stock allocated pursuant to the ESOP in fiscal 2007 for Messrs. Becker and Fehr, respectively.  Mr. Fitz Gibbon was not eligible to participate in the ESOP in fiscal 2007.  Also includes the payment of club dues and medical, dental and life insurance premiums for the benefit of the named executive officers.

Grants of Plan-Based Awards

The following table reflects the target payouts for fiscal 2007 for the named executive officers under the Corporation’s incentive bonus program.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold	Target	Maximum(1)
Phillip E. Becker President and Chief Executive Officer	$N/A	$N/A	$40,000
H. Stewart Fitz Gibbon III Executive Vice President and Chief Financial Officer	$N/A	$N/A	$31,250
Bryan K. Fehr Executive Vice President and Chief Operations Officer	$N/A	$N/A	$27,125
____________________
(1)
The actual incentive bonus paid to Messrs. Becker, Fitz Gibbon and Fehr was $19,200, $15,000 and $13,020 , respectively, as reflected in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each named executive officer as of March 31, 2007.

Option Awards
	Number of Securities Underlying Unexercised Options		Exercise		Option Expiration
Name	Exercisable	Unexercisable	Price		Date
Phillip E. Becker, President and Chief Executive Officer	--	--	$	NA	NA

H. Stewart Fitz Gibbon III, Executive Vice President and Chief Financial Officer	--	--	$	NA	NA

Bryan K. Fehr, Executive Vice President and Chief Operations Officer	10,000	--		$13.95	8/11/2013

Option Exercises and Stock Vested

None of the named executive officers exercised any outstanding options or had any restricted stock vest during fiscal 2007.

Employment Agreements

Wayne Savings Community Bank entered into employment agreements with President and Chief Executive Officer, Phillip E. Becker, and Executive Vice Presidents, Bryan K. Fehr and H. Stewart Fitz Gibbon III effective February 15, 2005, May 27, 2004 and November 14, 2005, respectively, at their then current base salaries.  These agreements were amended and restated as of November 30, 2006 to comply with the requirements of Section 409A of the Code and to make certain other changes.  Each of the employment agreements provide for a term of 36 months.  On each anniversary date, the agreements may be extended for an additional 12 months, so that the remaining term shall be 36 months.  If an agreement is not renewed, the agreement will expire two years following the anniversary date.  The base salaries under the agreements shall be reviewed at least annually and may be increased but not decreased.  In addition to the base salaries, the agreements provide for, among other things, insurance benefits and participation in other employee and fringe benefits applicable to executive personnel.  The agreements provide for termination of the employment of the executive by Wayne Savings Community Bank for cause at any time.

The employment agreements provide for certain payments to the executives in the event Wayne Savings Community Bank terminates the executive's employment during the term of the agreement for reasons other than cause, retirement or disability, each as defined in the agreements, or in the event of the executive's resignation upon (a) failure to re-elect the executive to his or her current offices, (b) a material change in the executive's functions, duties or responsibilities, (c) relocation of his or her principal place of employment by more than a specified number of miles, (d) liquidation or dissolution of Wayne Savings Community Bank or Wayne Savings, or (e) a breach of the agreement by Wayne Savings Community Bank or in the event of the termination or resignation of the executive following our change in control, as defined.  In the above circumstances, the executive, or in the event of death, his or her beneficiary, would be entitled to severance pay in an amount equal to three times, the sum of his (i) highest annual base salary, (ii) highest bonus, (iii) the value of employer matching contributions to the 401(k) plan in the year preceding the year of termination and (iv) the value of employer contribution or allocation to the ESOP in the year preceding the year of termination.  Wayne Savings Community Bank would also continue the executive's life and, if applicable, dental coverage for the remaining unexpired term of the agreement.  The employment agreements provide that the executives are permitted to receive all payments contemplated rather than reducing payments to avoid having an excess parachute payment under Section 280G of the Code.  This allows the executive to receive all of the benefits that they are entitled to receive under the agreements and to receive a reimbursement for any excise tax imposed by Section 280G of the Code.

Upon termination of the executive's employment upon the executive's retirement, he will be entitled to all benefits available to him under any retirement or other benefit plan maintained by Wayne Savings Community Bank.  In the event of an executive's disability for a period of six months, Wayne Savings Community Bank may terminate the agreement, provided that Wayne Savings Community Bank will be obligated to pay the executive a bi-weekly payment equal to three quarters of the executive's bi-weekly rate of base salary, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by Wayne Savings Community Bank. The disability payments shall end on the earlier of (i) the date the executive returns to full-time employment with Wayne Savings Community Bank or another employer, (ii) his attainment of retirement age, or (iii) his death.

Potential Payments Upon Termination of Employment or Change in Control

Wayne Savings Community Bank has entered into employment agreements and maintains certain plans that will require Wayne Savings or Wayne Savings Community Bank to provide compensation to each of the named executive officers in the event of a termination of employment or a change in control of Wayne Savings.  The amount of compensation payable to each named executive officer in each situation is listed in the tables below.  The amounts shown assume that such termination was effective as of March 30, 2007, and are estimates of the amounts which would be paid out to the executives upon their termination.  The actual amounts to be paid out can only be determined at the time of such executive’s separation from Wayne Savings and Wayne Savings Community Bank.

Phillip E. Becker.  The following table shows the potential payments upon termination or a change in control of Wayne Savings or Wayne Savings Community Bank for Phillip E. Becker, our President and Chief Executive Officer.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason, Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability(j)	Retirement

Accrued leave(a)	$15,385	$--	$15,385	$15,385	$15,385	$15,385

Severance payments and benefits: (b)
Cash severance(c)	--	--	580,869	580,869	262,553	--
ESOP allocations(d)	--	--	--	2,628	--	--
Medical and dental benefits (e)	--	--	1,569	1,569	594	--
Other welfare benefits (f)	--	--	1,599	1,599	1,210	--
§280G tax gross-up (g)	--	--	--	238,753	--	--

Equity awards: (h)	--	--	--	--	--	--

Total payments and benefits (i)	$15,385	$--	$599,422	$840,803	$279,742	$15,385

(Footnotes begin on page 16)

H. Stewart Fitz Gibbon III.  The following table shows the potential payments upon termination or a change in control of Wayne Savings Bancshares or Wayne Savings Community Bank for H. Stewart Fitz Gibbon III, our Executive Vice President and Chief Financial Officer.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason, Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability(j)	Retirement

Accrued leave(a)	$9,615	$--	$9,615	$9,615	$9,615	$9,615

Severance payments and benefits: (b)
Cash severance(c)	--	--	424,287	424,287	925,300	--
ESOP allocations(d)	--	--	--	--	--	--
Medical and dental benefits(e)		--	31,580	31,580	117,990	--
Other welfare benefits (f)	--	--	1,252	1,252	6,057	--
§280G tax gross-up (g)	--	--	--	185,699	--	--

Equity awards: (h)	--	--	--	--	--	--

Total payments and benefits (i)	$9,615	$--	$466,734	$652,433	$1,058,962	$9,615

Bryan K. Fehr. The following table shows the potential payments upon termination or a change in control of Wayne Savings Bancshares or Wayne Savings Community Bank for Bryan K. Fehr, our Executive Vice President and Chief Operations Officer.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason, Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability(j)	Retirement

Accrued leave(a)	$7,512	$--	$7,512	$7,512	$7,512	$7,512

Severance payments and benefits:(b)
Cash severance(c)	--	--	408,660	408,660	821,282	--
ESOP allocations(d)	--	--	--	1,984	--	--
Medical and dental benefits (e)	--	--	35,502	35,502	138,375	--
Other welfare benefits (f)	--	--	333	333	1,674	--
§280G tax gross-up (g)	--	--	--	190,251	--	--

Equity awards: (h)	--	--	--	--	--	--

Total payments and benefits (i)	$7,512	$--	$452,007	$644,242	$968,843	$7,512

(Footnotes begin on page 16)

_________________________
(a)
Employees are credited with vacation and sick time each calendar year based on position and tenure.  If an employee retires during the year, he is paid for a portion of the current year’s unused vacation time.  Employees are unable to carryover to the following year any unused vacation or sick time.  If an employee terminates employment for any reason other than retirement, he is not paid for any unused vacation time, except in the discretion of management, provided that no payment for unused vacation time will be made if employment is terminated due to cause.  Employees are not paid for any unused sick time.  The amounts shown represent each executive’s accrued but unused vacation time as of March 30, 2007, assuming the unused vacation time is paid upon a termination of employment.

(b)
These severance payments and benefits are payable if the executive’s employment is terminated prior to a change in control either (i) by the Corporation or the Bank for any reason other than cause, disability, retirement or death or (ii) by the executive if the Corporation or the Bank takes certain adverse actions (a “good reason” termination). The severance payments and benefits are also payable if an executive’s employment is terminated during the term of the executive’s employment agreement following a change in control, including voluntary terminations by the executive.

(c)
For each executive, the amount in the Involuntary Termination and Change in Control columns represents a lump sum cash payment equal to three times the sum of (i) the executive’s current base salary, (ii) the executive’s bonus for the prior fiscal year, and (iii) the value of the 401(k) matching contribution and ESOP allocation made on behalf of each executive for the prior calendar year.  For the amounts payable upon disability, see Note (j) below.

(d)
Upon a change in control, the ESOP will be terminated and the unallocated ESOP shares will first be used to repay the outstanding ESOP loan.  Any remaining unallocated ESOP shares will then be allocated among ESOP participants on a pro rata basis based on account balances.  Based on the March 30, 2007 closing price of $13.99 per share, the value of the remaining unallocated ESOP shares exceeds the remaining principal balance of the loan by approximately $441,000, and the Change in Control column reflects each executive’s proportionate share of such amount.

(e)
Represents the estimated present value cost of providing continued medical and dental coverage to each of the executives for an additional 36 months.  The estimated costs assume the current insurance premiums or costs increase by 10% in each of 2008, 2009 and 2010.  For the amounts payable upon disability, see Note (j) below.

(f)
Represents the estimated present value cost of providing continued life insurance coverage to each of the executives for an additional 36 months.  The estimated costs assume the current insurance premiums or costs increase by 10% in each of 2008, 2009 and 2010.  For the amounts payable upon disability, see Note (j) below.

(g)
The payments and benefits to Messrs. Becker, Fitz Gibbon and Fehr in the Change in Control column are subject to a 20% excise tax to the extent the parachute amounts associated therewith under Section 280G of the Code equal or exceed three times the executive’s average taxable income for the five years ended December 31, 2006.  The parachute amounts for each of these three executives exceed this threshold. If a change in control was to occur, the Corporation believes that the Section 280G tax gross-up payments could be reduced or even eliminated if the timing of the change in control permitted tax planning to be done.  However, if the excise tax cannot be avoided, then the Corporation has agreed in its employment agreements with Messrs. Becker, Fitz Gibbon and Fehr to pay the 20% excise tax and the additional federal, state and local income taxes and excise taxes on such reimbursement in order to place each executive in the same after-tax position he would have been in if the excise tax had not been imposed.  The amount of the tax gross-ups for Messrs. Becker, Fitz Gibbon and Fehr are shown in the tables.

(h)	The vested stock options held by Mr. Fehr had a value of approximately $400 based on the March 30, 2007 closing price of $13.99 per share and exercise price of $13.95 per share. Such value can be obtained in the event of termination due to voluntary termination, death, disability retirement or cause only if the executive actually exercises the vested options in the manner provided for by the relevant option plan and subsequently sells the shares received for $13.99 per share. In the event of a termination of employment, each executive (or his or her estate in the event of death) will have the right to exercise vested stock options for the period specified in his option grant agreement. If the termination of employment occurs following a change in control, each executive can exercise the vested stock options for up to one year following such change in control. Messrs. Becker and Fitz Gibbon did not hold any stock options as of March 30, 2007, and Mr. Fehr did not hold any unvested stock options as of such date.  In addition, the executives do not hold any unvested restricted stock awards.

(i)
Does not include the value of the vested benefits to be paid under our tax-qualified 401(k) plan,  ESOP and defined benefit pension plan.  Also does not include the value of vested stock options set forth in Note (h) above, earned but unpaid salary and reimbursable expenses.

(j)
If the employment of Messrs. Becker, Fitz Gibbon and Fehr had terminated on March 30, 2007 due to death, such executive’s beneficiaries or estate would have received life insurance proceeds of $240,000, $188,000 and $375,500, respectively, under our bank owned and group life insurance policies.  If the employment of the executives had terminated on March 30, 2007 due to disability, they would each receive disability benefits equal to 75% of their base salary until the executive returns to work, dies or reaches his normal retirement age of 65, minus the amount, if any, paid to the executive under any Corporation or Bank disability benefit plan (except there will be no reduction of disability payments during any period of temporary disability).  In addition to the disability payments, an executive would receive continued life, medical and dental coverage for the same term that the disability payments continue, with the executive paying the employee share of such benefits.  The present value of the total disability benefits are shown in the table, assuming that the executives continue to receive such benefits until age 65.  The table also shows the estimated costs of providing continued life, medical and dental coverage to each executive until age 65 based on current premium rates.  Such amounts were not discounted to present value, based on the assumptions that future premiums increases would offset the discount rate that would otherwise be applied to calculate the present value.

Benefit Plans

Retirement Plan.  Wayne Savings Community Bank maintains a defined benefit pension plan for eligible employees.  We froze the pension plan as of December 31, 2003.  Subsequent to December 31, 2003, there have been no new enrollments and no further benefit accruals in the pension plan.  Credited service ceased to accrue after December 31, 2003, however, vesting continues for periods of employment subsequent to such date. The pension plan provides for monthly payments to or on behalf of each covered employee upon the employee's normal retirement date (i.e., the first day of the month coincident with or next following the later of age 65 or five years of participation).  These payments are calculated in accordance with a formula based on the employee's "average monthly compensation," which is defined as the highest average of total compensation for five consecutive calendar years of employment.  The normal retirement benefit is equal to 29% of the "average monthly compensation" up to the integration level, plus 51% of the "average monthly compensation" in excess of the integration level, reduced for less than 35 years of service. The normal form of benefit is a monthly income payable for life. Optional forms of benefit are available.

Under the pension plan, we make an annual contribution for the benefit of eligible employees computed on an actuarial basis.  Participants become fully vested in their benefits under the pension plan upon the completion of seven years of vesting service as well as attainment of age 65.

The table below shows the present value of accumulated benefits payable to Mr. Fehr, including the number of years of credited service, under the retirement plan determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.  Neither Mr. Becker nor Mr. Fitz Gibbon participate in the retirement plan.

Name	Plan Name(1)	Number of Years Credited Service	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Bryan K. Fehr, Executive Vice President and Chief Operations Officer	Wayne Savings Community Bank Defined Benefit Pension Plan	5	$3,038	$0
_______________________
(1)	A single employer tax-qualified defined benefit plan.
(2)	Reflects value as of January 1, 2007.

Director Compensation

Our directors, who also serve on the board of Wayne Savings Community Bank, currently do not receive fees for serving on the board or committees of Wayne Savings. Each non-employee director serving on the board of Wayne Savings received a fee of $900 per month and $600 for each monthly board meeting attended or for which they have an excused absence.  The Chairman of the Board also receives a monthly retainer of $1,000.  No fees are paid for special meetings of the board, nor does Mr. Becker receive compensation for service on the board.  During fiscal 2007, members of the executive committee received fees of $166.67 per meeting and members of the audit committee, the trust committee and the loan committee received fees of $150.00 per meeting, in all cases regardless of attendance.

The table below summarizes the total compensation paid to our non-employee directors for the fiscal year ended March 31, 2007.

Name	Fees Earned or Paid in Cash	All Other Compensation	Total

Daniel R. Buehler	$21,000	$--	$21,000
Terry A. Gardner	21,450	--	21,450
Russell L. Harpster	35,600	--	35,600
Frederick J. Krum	21,950	--	21,950
Kenneth R. Lehman	19,800	--	19,800
James C. Morgan	20,400	--	20,400

At March 31, 2007, each non-employee director, other than Messrs. Buehler and Krum, had options outstanding for 10,204 shares of Corporation common stock at an exercise price of $13.95, all of which are exercisable.

Indebtedness of Management and Related Party Transactions

In accordance with applicable federal laws and regulations, Wayne Savings Community Bank makes loans to its directors, officers and employees as well as members of their immediate families for the financing of their primary residences and certain other loans.  These loans are generally made on substantially the same terms as those prevailing at the time for comparable transactions with outside customers.  In accordance with a loan policy applicable to all employees of Wayne Savings Community Bank, officers and directors have loans with a rate of interest 1/2% below rates for outside customers.  According to a policy adopted by Wayne Savings, all loans made to a director or executive officer in excess of the greater of $25,000 or 5% of Wayne Savings' capital and surplus, must be approved in advance by a majority of the disinterested members of our board of directors.  As of March 31, 2007, loans to officers, directors and their related business interests totaled $2.7 million, including a $2.0 million loan and $200,000 line of credit to a partnership in which one of the directors is a partner.  It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features. All loans were current as of March 31, 2007.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee of the Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

Russell L. Harpster, Chairman
Daniel R. Buehler
Terry A. Gardner
Frederick J. Krum
Kenneth R. Lehman
James C. Morgan

REPORT OF THE AUDIT COMMITTEE

The functions of the Wayne Savings audit committee include the following: performing all duties assigned by the board of directors; selecting our independent registered public accounting firm; reviewing with Wayne Savings' management and our independent registered public accounting firm the financial statements issued by Wayne Savings and Wayne Savings Community Bank pursuant to federal regulatory requirements; meeting with the independent registered public accounting firm to review the scope of audit services, significant accounting changes and audit conclusions regarding significant accounting estimates; assessments as to the adequacy of internal controls and the resolution of any significant deficiencies or material control weaknesses; and assessing compliance with laws and regulations and overseeing the internal audit function.

The audit committee has reviewed and discussed Wayne Savings' audited financial statements with management.  The audit committee has discussed with Wayne Savings' independent registered public accounting firm, Grant Thornton LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."  The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Grant Thornton LLP, their independence.  Based on the review and discussions referred to above in this report, the audit committee recommended to the board of directors that the audited financial statements be included in Wayne Savings' Annual Report on Form 10-K for fiscal year 2007 for filing with the SEC.

Members of the Audit Committee
Kenneth R. Lehman, Chairman
Daniel R. Buehler
Terry A. Gardner
Frederick J. Krum
James C. Morgan

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 13, 2007, the voting record date, certain information as to the common stock beneficially owned by each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, the directors and director nominees of Wayne Savings, the executive officers named in the Summary Compensation Table, and all directors and certain executive officers of Wayne Savings as a group.

Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership as of June 13, 2007(1)		Percent of Common Stock
Wayne Savings Employee Stock Ownership Plan Trust 151 North Market Street Wooster, Ohio 44691	242,514	(2)	7.6%
Directors:
Phillip E. Becker	--		*
Daniel R. Buehler	1,000		*
Terry A. Gardner	52,833	(3)(7)	1.6%
Russell L. Harpster	73,377	(4)(7)	2.3%
Frederick J. Krum	300		*
Kenneth R. Lehman	50,106	(5)(7)	1.6%
James C. Morgan	34,172	(6)(7)	1.1%

Executive Officers:
Bryan K. Fehr	13,981	(7)(8)	*
H. Stewart Fitz Gibbon III	8,067	(9)	*

All directors and executive officers of Wayne Savings as a group (9 persons)	233,836	(10)	7.2%
_____________________

*	Represents less than 1% of our outstanding common stock.

(1)
Based upon filings made pursuant to the Securities Exchange Act of 1934 and information furnished by the respective individuals.  Under regulations promulgated pursuant to the Securities Exchange Act of 1934, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares.  Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)
The Wayne Savings Community Bank Employee Stock Ownership Plan Trust was established pursuant to the Wayne Savings Community Bank Employee Stock Ownership Plan ("ESOP").  Messrs. Becker and Fitz Gibbon act as Trustees of the ESOP.  As of December 31, 2006, 112,475 shares held in the ESOP Trust had been allocated to the accounts of participating employees.  Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees and unallocated shares will be voted in the same ratio on any matter as to those shares for which instructions are given.  The amount of common stock beneficially owned by the officers who serve as Trustees of the ESOP and by all directors and executive officers as a group does not include the shares held by the ESOP Trust, other than those shares allocated to the accounts of the officers.

(Footnotes continued on following page)

_____________________

(3)	Includes 32,349 shares held jointly with Mr. Gardner's spouse, 5,242 shares held by Mr. Gardner's spouse and 5,242 shares held by Mr. Gardner's daughter.

(4)	Includes 26,646 shares held by Mr. Harpster's spouse.

(5)	Includes 39,902 shares held jointly with Mr. Lehman's spouse.

(6)	Includes 3,092 shares held in Mr. Morgan's individual retirement account and 20,876 shares held in two trusts for which Mr. Morgan is a beneficiary.

(7)	Includes shares subject to stock options which are currently exercisable as follows:

Name	No. of Shares Subject to Options
Terry A. Gardner	10,204
James C. Morgan	10,204
Kenneth R. Lehman	10,204
Russell L. Harpster	10,204
Bryan K. Fehr	10,000

(8)	Includes 420 shares held in Mr. Fehr's account in the Wayne Savings 401(k) Retirement Plan, 1,061 shares allocated to Mr. Fehr's account in the ESOP and 2,500 shares held in Mr. Fehr's IRA.

(9)	The 8,067 shares are held in Mr. Fitz Gibbon's account in the Wayne Savings 401(k) Retirement Plan.

(10)
Includes 1,061 shares allocated to executive officers pursuant to the ESOP, 50,816 shares which are currently exercisable and 8,487 shares allocated to the executive officers in the Wayne Savings 401(k) Retirement Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file.  We know of no person who owns 10% or more of Wayne Savings' common stock.

Based solely on our review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, the fiscal year ended March 31, 2007, our officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Securities Exchange Act of 1934.

PROPOSAL II - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors of Wayne Savings has appointed Grant Thornton LLP, independent registered public accounting firm, to perform the audit of our financial statements for the year ending March 31, 2008, and further directed that the selection of independent registered public accounting firm be submitted for ratification by the stockholders at the annual meeting.

We have been advised by Grant Thornton LLP that neither that firm nor any of its associates has any relationship with Wayne Savings or its subsidiaries other than the usual relationship that exists between independent registered public accounting firms and clients.  Grant Thornton LLP will have one or more representatives at the annual meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

In determining whether to appoint Grant Thornton LLP as our independent registered public accounting firm, our audit committee considered whether the provision of services, other than auditing services, by Grant Thornton LLP is compatible with maintaining their independence.  In addition to performing auditing services as well as reviewing Wayne Savings' public filings, our independent registered public accounting firm performed tax-related services, including the completion of Wayne Savings' corporate tax returns, in fiscal 2007.  The audit committee believes that Grant Thornton LLP's performance of these other services is compatible with maintaining their independence.

Audit Fees

The following table sets forth the aggregate fees paid by us to Grant Thornton LLP for professional services rendered in connection with the audit of our consolidated financial statements for fiscal 2007 and 2006, as well as the fees paid by us to Grant Thornton LLP for audit-related services, tax services and all other services rendered by Grant Thornton LLP to us during fiscal 2007 and 2006.

	Year Ended March 31,
	2007	2006
Audit fees (1)	$99,250	$91,711
Audit-related fees (2)	10,000	14,000
Tax fees (3)	23,400	9,002
All other fees (4)	--	11,400
Total	$132,650	$126,113
_____________________

(1)
Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the Securities and Exchange Commission, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)	Audit-related fees for fiscal 2007 and 2006 primarily consist of fees incurred in connection with the audit of certain employee benefit plans.

(3)	Tax fees consist primarily of fees paid in connection with preparing federal and state income tax returns and other tax related services.

(4)	All other fees consisted of consulting fees related to benefit plan administration.

As provided in its charter, the audit committee selects our independent registered public accounting firm and pre-approves all audit services to be provided by the independent registered public accounting firm to Wayne Savings.  The audit committee also reviews and pre-approves all audit-related and non-audit related services rendered by our independent registered public accounting firm in accordance with the audit committee's Pre-Approval Policy adopted in April 2004.  In its review of these services and related fees and terms, the audit committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm.  The audit committee pre-approves certain audit-related services and certain non-audit related tax services which are specifically described by the audit committee on an annual basis and separately approves other individual engagements as necessary.

Each new engagement of Grant Thornton LLP was approved in advance by the audit committee, and none of those engagements made use of the de minimis exception to pre-approval contained in the SEC rules.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008.

STOCKHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholder Proposals.  Any proposal which a stockholder wishes to have included in the proxy materials of Wayne Savings relating to the next annual meeting of stockholders, which is currently expected to be held in July 2008, must be received at the principal executive offices of Wayne Savings Bancshares, Inc., 151 North Market Street, Wooster, Ohio 44691, no later than March 1, 2008.  If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders.  It is urged that any such proposals be sent certified mail, return receipt requested.

Stockholder proposals which are not submitted for inclusion in Wayne Savings' proxy materials pursuant to Rule 14a-8 may be brought before an annual meeting pursuant to Section 6(b) of our Bylaws.  Notice of the proposal must also be given in writing and delivered to, or mailed and received at, our principal executive offices by March 31, 2008.  The notice must include the information required by Section 6(b) of our Bylaws.

Stockholder Nominations.  Our Bylaws provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the board of directors, other than those made by the board or the nominating committee thereof, shall be made by a stockholder who has complied with the notice provisions in the Bylaws.  Written notice of a stockholder nomination generally must be communicated to the attention of the Corporate Secretary and either delivered to, or mailed and received at, our principal executive offices not later than, with respect to an annual meeting of stockholders, 90 days prior to the anniversary date of the mailing of proxy materials by us in connection with the immediately preceding annual meeting of stockholders.  For our annual meeting in 2008, this notice must be received by March 31, 2008.  Each written notice of a stockholder nomination is required to set forth certain information specified in Section 6(c) of our Bylaws.  We did not receive any stockholder nominations with respect to this annual meeting.

Other Stockholder Communications.  Our board of directors has adopted a formal process by which stockholders may communicate with the board.  Stockholders who wish to communicate with our board of directors may do so by sending written communications addressed to the board of directors of Wayne Savings Bancshares, Inc. c/o Corporate Secretary, 151 North Market Street, Wooster, Ohio 44691.

ANNUAL REPORTS

A copy of our Annual Report on Form 10-K for the year ended March 31, 2007 accompanies this Proxy Statement.  Such report is not part of the proxy solicitation materials.

Upon receipt of a written request we will furnish without charge to any stockholder a copy of the exhibits to the Annual Report on Form 10-K.  Such written requests should be directed to H. Stewart Fitz Gibbon III, Corporate Secretary, Wayne Savings Bancshares, Inc., 151 North Market Street, Wooster, Ohio 44691.  A copy of the Annual Report on Form 10-K and exhibits is also available on our website at www.waynesavings.com.

OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than the matters described above in this Proxy Statement.  However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by Wayne Savings.  Wayne Savings will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our common stock.  In addition to solicitations by mail, directors, officers and employees of Wayne Savings may solicit proxies personally or by telephone without additional compensation.

REVOCABLE PROXY
WAYNE SAVINGS BANCSHARES, INC.
ANNUAL MEETING OF STOCKHOLDERS
JULY 26, 2007
☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE

The undersigned hereby appoints the full board of directors, with full powers of substitution to act as proxies for the undersigned to vote all shares of common stock of Wayne Savings Bancshares, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Greenbriar Conference Centre, 50 Riffel Road, Wooster, Ohio, at 10:00 a.m. (local time) on July 26, 2007. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows: FOR the election of all nominees and FOR the ratification of appointment of Grant Thornton LLP as auditors for fiscal 2008.

This proxy is solicited by the Board of Directors.

1.	The election as directors of all nominees listed (except as marked to the contrary)

For three year term expiring in 2010:
Russell L. Harpster, Terry A. Gardner and Frederick J. Krum

☐     For          ☐  Withhold         ☐     For All Except

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee's name in the space provided below:

_____________________________________

2.	The ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending March 31, 2008.

☐     For          ☐  Against            ☐     Abstain

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.   à  ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE LISTED PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED HEREIN. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

▲ Detach above card, sign, date and mail in postage paid envelope provided. ▲

WAYNE SAVINGS BANCSHARES, INC.

The above signed acknowledges receipt from Wayne Savings Bancshares, Inc. prior to the execution of this proxy of Notice of the Meeting, a proxy statement dated June 28, 2007 and audited financial statements.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.
__________________________________
__________________________________
__________________________________

401(k) VOTING INSTRUCTION BALLOT
WAYNE SAVINGS BANCSHARES, INC.

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE

The undersigned hereby instructs the Trustee of the 401(k) Retirement Plan of Wayne Savings Community Bank to vote, as designated below, all the shares of common stock of Wayne Savings Bancshares, Inc. allocated to my 401(k) Plan account as of June 13, 2007, at the Annual Meeting of Stockholders to be held at the Greenbriar Conference Centre located at 50 Riffel Road, Wooster, Ohio, on Thursday, July 26, 2007, at 10:00 a.m., local time, or at any adjournment thereof.

1.	ELECTION OF DIRECTORS FOR THREE-YEAR TERM

☐     For          ☐  Withhold         ☐     For All Except

Nominees for three-year term expiring in 2010: Russell L. Harpster, Terry A. Gardner and Frederick J. Krum

Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____________________________

2.	PROPOSAL TO RATIFY THE APPOINTMENT of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending March 31, 2008.

☐     For          ☐  Against         ☐     Abstain

3.	In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

The board of directors recommends that you vote FOR the board's nominees for director and FOR the ratification of Grant Thornton LLP. Such votes are hereby solicited by the board of directors.

If you return this card properly signed but you do not otherwise specify, shares will be voted for the board of directors' nominees for director and for the ratification of Grant Thornton LLP.

Please be sure to sign and date this Card in the box below.	Date

Participant sign above

▲ Detach above card, sign, date and mail in postage paid envelope provided. ▲

WAYNE SAVINGS BANCSHARES, INC.
PLEASE MARK, SIGN, DATE AND RETURN 401(k) VOTING INSTRUCTION BALLOT TO BE RECEIVED BY JULY 23, 2007.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE CARD IN THE ENVELOPE PROVIDED.
_______________________________________
_______________________________________
_______________________________________

ESOP VOTING INSTRUCTION BALLOT
WAYNE SAVINGS BANCSHARES, INC.

☒           PLEASE MARK VOTES
AS IN THIS EXAMPLE

The undersigned hereby instructs the Trustees of the Employee Stock Ownership Plan of Wayne Savings Community Bank to vote, as designated below, all the shares of common stock of Wayne Savings Bancshares, Inc. allocated to my ESOP account as of June 13, 2007 at the Annual Meeting of Stockholders to be held at the Greenbriar Conference Centre located at 50 Riffel Road, Wooster, Ohio, on Thursday, July 26, 2007 at 10:00 a.m., local time, or at any adjournment thereof.

1.	ELECTION OF DIRECTORS FOR THREE-YEAR TERM

☐     For          ☐  Withhold         ☐     For All Except

Nominees for three-year term expiring in 2010: Russell L. Harpster, Terry A. Gardner and Frederick J. Krum

Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

_____________________________________

2.	PROPOSAL TO RATIFY THE APPOINTMENT of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending March 31, 2008.

☐     For          ☐  Against         ☐     Abstain

3.	In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

The board of directors recommends that you vote FOR the board's nominees for director and FOR the ratification of Grant Thornton LLP. Such votes are hereby solicited by the board of directors.

If you return this card properly signed but you do not otherwise specify, shares will be voted for the board of directors' nominees for director and for the ratification of Grant Thornton LLP.

Please be sure to sign and date this Card in the box below.	Date

Participant sign above

▲ Detach above card, sign, date and mail in postage paid envelope provided. ▲

WAYNE SAVINGS BANCSHARES, INC.
PLEASE MARK, SIGN, DATE AND RETURN ESOP VOTING INSTRUCTION BALLOT PROMPTLY TO BE RECEIVED BY JULY 23, 2007.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE CARD IN THE ENVELOPE PROVIDED.
___________________________________________
___________________________________________
___________________________________________

June 28, 2007

To:	Participants in Wayne Savings Community Bank's 401(k) Retirement Plan and/or Employee Stock Ownership Plan

Re:	Instructions for voting shares of Wayne Savings Bancshares, Inc.

As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Stockholders of Wayne Savings Bancshares, Inc.  We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of Wayne Savings Bancshares allocated to your accounts in the 401(k) Plan and/or ESOP will be voted.  You may receive one or two Voting Instruction Ballots depending on whether you have accounts in both the ESOP and 401(k) Plan.

Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, the Annual Report to Stockholders and Voting Instruction Ballot(s).  After you have reviewed the Proxy Statement, we urge you to vote your allocated shares held in the 401(k) Plan and/or ESOP by marking, dating, signing and returning the enclosed Voting Instruction Ballot(s) in the envelope provided.  Huntington National Bank will tabulate the votes for the purpose of having those shares voted by the Trustees. In order to be effective, your Voting Instruction Ballot(s) must be received by Huntington no later than July 23, 2007.

We urge each of you to vote, as a means of participating in the governance of the affairs of Wayne Savings Bancshares. If your voting instructions are not received, the shares allocated to your 401(k) Plan and/or ESOP accounts will generally not be voted.  While I hope that you will vote in the manner recommended by the board of directors, the most important thing is that you vote in whatever manner you deem appropriate.  Please take a moment to do so.

Please note that the enclosed material relates only to those shares which have been allocated to you in your account(s) under the 401(k) Plan and/or ESOP.  If you also own shares of Wayne Savings Bancshares common stock outside of the 401(k) Plan and/or ESOP, you should receive other voting material for those shares owned by you individually.  Please return all your voting material so that all your shares may be voted.

Sincerely,

/s/ Phillip E. Becker

Phillip E. Becker
President and Chief Executive Officer